SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): May 30, 2008


                                CANEUM, INC.
             (Exact Name of Registrant as Specified in Charter)


          NEVADA                  000-30874                   33-0916900
(State or Other Jurisdiction     (Commission                 (IRS Employer
     of Incorporation)           File Number)             Identification No.)


3101 West Coast Highway, Suite 400, Newport Beach, CA                92663
      (Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number, including area code:  (949) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [  ] Written communications pursuant to Rule 425 under the Securities Act

     [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

     Pursuant to the terms of the original Stock Purchase Agreement with Tier One Consulting dated March 28, 2006 and subsequent amendments dated
November 2, 2006 and March 26, 2007, on May 30, 2008, Caneum entered into a final Settlement Agreement dated May 2, 2008 (the "Settlement Agreement"), which, in part, provides for installment payments by Caneum of the second installment amount owed to Messrs Willner and Morris. The total amount due for the second installment payment is $687,500, which the Company has agreed to pay in installments of $20,000 per month beginning May 15, 2008, and on the 15th day of each month thereafter. The Company has made this first installment payment under the Settlement Agreement. Management anticipates that as a result of this settlement, approximately $447,500 of the Company's short term debt will be recharacterized as long term debt.

     The Company elected not to renew the employment agreements of Messrs Willner and Morris which expired on March 28, 2008. However, Messrs Willner and Morris will continue to work in a consulting relationship with the Company going forward and the Company has retained all of the essential other personnel of Tier One. All unvested options held by Messrs Willner and Morris have been cancelled pursuant to the terms of the Settlement Agreement. The Settlement Agreement also provides for certain affirmative and negative covenants agreed to by Messrs Willner and Morris. Management believes this settlement will have a positive effect on the operations of the Company and that the new structure is best suited to accomplish the collective business goals of the Company and Messrs Willner and Morris and will save the Company approximately $40,000 per month in salary and benefits previously provided to Messrs Willner and Morris.

     A copy of the Settlement Agreement is attached hereto as an exhibit and the discussion of the Settlement Agreement set forth herein is qualified in its entirety by reference to the exhibit.

                          Forward Looking Statements

     The statements contained in this report that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, need for financing, competitive position, potential growth opportunities, potential operating performance improvements, ability to retain and recruit personnel, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believes," "intends," "may," "will," "should," "anticipates," "expects," "could," "plans," or comparable terminology or by discussions of strategy or trends. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such forward-looking statements.

     Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed in this report. While it is not possible to identify all factors, we continue to face many risks and uncertainties including, but not limited to, changes in the information technology industry; changes in out-sourcing and off-shore operations; a general economic downturn; a further downturn in the securities markets; our early phase of operations; reliance on foreign suppliers and contractors; the inability to locate suitable acquisition targets; the outcome of existing litigation; and other risks and uncertainties. Should one or more of these

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risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those expected. We disclaim any intention or obligation to update publicly or revise such statements whether as a result of new information, future events or otherwise.

     There may also be other risks and uncertainties that we are unable to identify and/or predict at this time or that we do not now expect to have a material adverse impact on our business.

Item 9.01 Exhibits

     The following exhibit is included with this report:

     Exhibit No.    Description
     10.1           Settlement Agreement dated May 2, 2008, with Michael A.
                    Willner and Robert J. Morris


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Caneum, Inc.

Date:  June 5, 2008                     By /s/ Suki Mudan
                                           Suki Mudan, President